Exhibit 10.18

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

HKCORPLA, INC.
937 Palms Blvd.
Venice, CA 90291

June 23, 2023

Adam Rose Entertainment, Inc. f/s/o Adam Rose
1220 S. redondo blvd
Los Angeles, CA 90019
e-mail: adamrose.inc@gmail.com

RE: "Cancel Me" – Writer Agreement

Dear Adam:

This Writer Agreement (the "Agreement") will confirm the agreement between HKCorpLA, Inc. ("Producer"), and Adam Rose Entertainment ('Lender") f/s/o Adam Rose ("Artist") in connection with writing a script for a full-length theatrical film with the working title of "Cancel Me" (the "Film"), based on an idea created by Artist (the "Concept"), and potential other services of Artist.

The terms of the Agreement are as follows:

1. Conditions Precedent: This Agreement is subject to the following conditions precedent:

i. complete execution and delivery of this Agreement and the attached Certificate of Authorship;
ii. Artist providing Producer with an executed W-9 and ACH banking information; and
iii. Artist providing Producer with a 1-2 page outline/general structure of the Script approved by Producer.

2. Script; Fees; Steps:

a. Script: Producer hereby engages Lender to provide the services of Artist to write, and Artist accepts such engagement, a detailed scene-by-treatment, first draft script, two sets of revisions, and a polish (separately and together the "Script") for the Film. Provided Artist renders and completes such writing services and Artist is not in uncured material breach of this Agreement, Producer shall pay Lender [redacted] ("Writing Fee") as full compensation for the Script, payable as follows:

i. Execution of this Agreement and satisfaction of Conditions Precedent: [redacted]
ii. Delivery of a treatment approved by Producer: [redacted]
ii. Delivery of the first draft script: [redacted]
iii. Final delivery of the completed Script (i.e., after two revisions and a polish): [redacted]

Payments are subject to Producer receiving an invoice for each payment when the payment has accrued.

b. Artist will deliver the treatment to Producer within forty (40) days after delivery of the approved 1-2 outline/general structure of the Script. Artist will deliver the first draft script to Producer

within forty (40) days after Producer's approval of the treatment. Artist will deliver each revision, and the polish, within twenty (20) days after Artist receives Producer's notes on the preceding step.

3. Production Bonus: If the Film is produced by Producer based on the Script and Artist is not in default of this Agreement, Producer will pay Artist a Production Bonus in the amount of [redacted] The Production Bonus will be paid upon completion of principal photography.

4. Contingent Compensation: If the Film is produced by Producer based on the Script and Artist is not in default of this Agreement, and Artist receives sole writing credit, sole director credit, and stars in the Film, Lender will be entitled to receive [redacted] of [redacted] of the Modified Adjusted Gross Receipts (or [redacted] if Artist does not receive sole director credit), defined according to either Producer's standard definition or the profits definition afforded Producer by the financier/distributor of the Film, as applicable) but in any event such participation shall be defined, computed, paid and accounted for on a most favored nation basis with Producer("MAGR"). If Artist does not receive sole writing credit but does direct and star in the Film, Lender will be entitled to receive [redacted] of [redacted] of the MAGR. If Artist receives shared writing credit and sole director credit but does not star in the Film, Lender will be entitled instead to receive [redacted] of the MAGR. If Artist receives sole writing credit but does not star in and receive sole director credit for the Film, Lender will be entitled instead to receive [redacted] of the MAGR. Lender shall be entitled to audit and copy Producer's books and records related to the Film only, not more than once a year, at Producer's principal place of business during regular business hours, upon thirty (30) days prior written notice, at Lender's own expense and using only a certified public accountant or experienced motion picture auditor. Accountings to Lender shall be rendered by Producer quarterly for the first two (2) years following Producer's first receipt of revenues from exploitation of the Film, thereafter on a semi-annual basis for as long as the Film generates revenue (but no less frequently than any other person or entity). Such accountings shall be rendered within ninety (90) days of the end of the applicable accounting period or Producer's receipt of accountings for such period from the Film's distributor, whichever is later. Statements shall be accompanied by any payment due to Lender hereunder. In the event any audit reveals underpayment to Lender of [redacted] or more, but not less than [redacted] in underpayment, then Producer shall reimburse Lender's reasonable audit cost along with paying the underpayment amount. For purposes of this paragraph, "Producer" includes Producer's assignee or successor-in-interest. Lender's audit and accounting rights shall be no less favorable than those of Producer under Producer's agreement with the financier or distributor of the Film. Lender shall be a beneficiary under the Collection Account Management Agreement, if any.

5. Rights Granted to Producer; Work-Made-For-Hire: Subject to Producer wholly complying with Section 2a, above and further subject to Artist's reversion rights set forth in this Agreement, Lender and Artist acknowledge and agree that:

a. (i) the Script, Concept, and each and every component part and element thereof, and all other services provided hereunder by Lender/Artist and the results and proceeds thereof and all rights therein (whether now known or hereafter invented), as and when created and/rendered, (collectively the "Materials And Services") are created and rendered as a work-made-for-hire specially ordered or commissioned by Producer for use in and in connection with the Film; (ii) Producer is deemed the sole owner and author of the Materials And Services in perpetuity, throughout the universe, in all media (whether now known or hereafter invented), including without limitation copyright and all extensions and renewals thereof and all ancillary and derivative rights related thereto, including any rental rights or similar rights (the "Rights"); (iii) Producer shall have the unfettered right to make such use as it desires of

the Materials And Services, in perpetuity, worldwide, in all media (whether now known or hereafter invented).

b. To the extent, if any, that the Materials And Services or any part thereof are deemed not to constitute a "work-made-for-hire", or to the extent that such concept is not recognized at law in any jurisdiction, then to the fullest extent allowable and for the full term of protection otherwise accorded to Artist in such jurisdiction(s), including any renewals and extensions thereof, Lender/Artist hereby expressly, exclusively and irrevocably grant, assign and transfer to Producer, free from all liens and other encumbrances, all right, title, ownership and interest in and to the Materials And Services, in all media (whether now known or hereafter invented), throughout the universe, in perpetuity.

c. The Rights granted to Producer in the Materials And Services include the right to edit, change, add to, take from, rearrange, vary, alter, modify, revise, translate, reformat, combine with other materials, and/or reprocess the Materials And Services in any manner that Producer may in its sole discretion determine. The Rights shall also include the right to produce prequels, sequels, re-makes, series and/or other audiovisual productions based upon the Materials And Services.

d. To the fullest extent allowable under any applicable law, Lender/Artist hereby irrevocably waives or assigns to Producer Artist's so-called "moral rights" in the Materials And Services and the Film (whether now existing or written or created in the future) and agrees not to institute, support, maintain or authorize any action or proceeding against any party on the ground that any audiovisual or other version of the Materials And Services, Film, or any portion thereof constitutes any infringement of or otherwise violates Artist's "moral rights" or is in any way a defamation or mutilation of the Script, or any portion thereof or contains unauthorized variations, alterations, modifications, changes or translations therein. Lender/Artist acknowledges that the compensation paid by Producer hereunder includes adequate compensation and equitable remuneration for and as a buyout of any so-called "Rental Lending Rights" or related rights pursuant to any European Economic Community ("EEC") laws or regulations, or the laws or regulations of any EEC member countries.

e. Lender/Artist agree to execute such additional documentation as may be necessary to evidence Producer's Rights in the Materials And Services. In the event Lender/Artist does not execute such documents and return it/them to Producer within 7 days after receipt of such documents from Producer, Lender/Artist hereby irrevocably appoint Producer as Lender/Artist's (as applicable) attorney-in-fact (such appointment being a power coupled with an interest) for the purpose of executing such documents in the name of Lender/Artist. Producer will provide Lender/Artist with a copy of any documents executed pursuant to the preceding sentence.

f. In the event that Lender/Artist assigns any copyright in the Materials And Services, or any part thereof, to Producer, and Artist elects in the future to timely exercise the right (if applicable) to reclaim Artist's copyright permitted by the U.S. copyright laws, Lender/Artist shall notify Producer in writing upon such election, and Lender/Artist hereby grants Producer the exclusive right to reacquire such copyright from Lender/Artist (as applicable) at such time on commercially reasonable terms.

6. Additional Writer(s): Producer has the right to engage additional writers to work on the Script, but if it wishes to engage an additional writer(s), Producer will meaningfully consult with Artist prior to the selection of such writer(s).

7. Reversion: In the event Producer has not greenlit production for a Film based on the Script within 24 months after Artist's final delivery of the completed Script, the Rights in the Script will revert back to Lender/Artist upon execution of a turnaround agreement that grants Producer a lien in the amount of all

monies paid to Lender for Artist's writing services (with no interest thereon), to be repaid to Producer no later than commencement of principal photography for the initial production based on the Script.

8. Credit:

a. Artist shall receive a writing credit determined by Producer using the Writers Guild of America credit provisions as a guide. If Artist is the only writer of the Script, Artist will receive a sole card "Written By" or similar credit in the main titles of the Film. If an additional writer is engaged by Producer, Artist will receive no less than a shared writing credit with such writer.

b. The credit to Artist shall be included in the main titles of the Film, single card shared only with any other writers receiving credit, in size, font, and typeface no less favorable than that accorded to the director of the Film. Artist's credit shall also be included in the billing block for the Film, and in all paid ads for the Film, subject to customary exclusions (including, but not limited to, award ads and congratulatory ads).

c. If Artist provides producing services in connection with the Film, Artist shall receive a producer credit (whether as producer, co-producer, associate producer, etc.) on the Film, at Producer's discretion and at no additional fee. Such credit may be shared with other producers.

c. No casual or inadvertent failure by Producer, and no failure of any other person, firm or entity, to accord Artist any credits will constitute a breach of this Agreement. Within a reasonable time after receipt of written notice from Artist specifying a material failure to accord Artist credit in accordance with this paragraph, Producer will use reasonable commercial efforts, consistent with the budget, to cure such failure prospectively in all prints or paid ads thereafter ordered.

9. Approvals: Creative issues relating to the Film will be subject to mutual approval of Artist and Producer, but in the event of any disagreement, Producer shall have the tie-breaking vote. Producer shall have approval over all business issues relating to the Film.

10. First Right Of Refusal To Direct: If (i) Artist is not in uncured material default of this Agreement, and (ii) Producer wishes to greenlight the Film based on the Script for production, Producer will afford Artist a First Right Of Refusal to direct the Film.

a. This "First Right Of Refusal" means that if Producer wishes to greenlight the Film, it will notify Artist in writing (including the approximate dates of production), and Producer and Artist shall then negotiate commercially reasonable terms for Artist's directing services, consistent with the budget of the production, subject to the following: if Artist directs the Film and is not in default, Artist's directing fee will be [redacted] of the going-in budget of the Film, excluding the contingency, completion bond costs, writing costs, and financing costs (interest, origination fees, closing costs, legal fees paid on behalf of financiers/lenders in connection with obtaining financing, and similar actual out-of-pocket expenses incurred in financing the production that are included in the production budget) . If Producer and Artist are not able to agree on the other terms for Artist's directing services within thirty (30) days after Artist's receipt of Producer's notice, or if Artist is not professionally available or willing to direct the Film at the time of proposed production, Artist's Right Of First Refusal shall end, and Producer shall be free to engage another person to direct the Film, except that before Producer may offer higher compensation for directing than was offered to Artist, Producer must offer such compensation to Artist and afford Artist five (5) business days in which to decide whether to direct the Film for such increased compensation.

11. Artist Attached To Star In Film: If Artist is not in uncured material default of this Agreement, Artist will be attached to star in the Film, subject to Artist's professional availability, on commercially reasonable terms and conditions to be negotiated with Producer consistent with the Film's budget.

12. No Guild or Union: The writing services provided by Artist under this Agreement are not subject to the terms and provisions of any guild or union agreements (such as, for example, Writers Guild of America agreements).

13. Derivative Productions:

a. If Artist has received sole or shared writing credit on the Film or the most recent production based on the Film, whichever is later in time, and if Producer wishes to produce a spin-off, sequel, prequel, remake or other derivative production based on the Film (each a "Derivative Production"), then Artist shall have a rolling First Opportunity to write the Derivative Production, subject to approval of the financier, broadcaster (including streamers), or distributor, as applicable. If Artist does not write a Derivative Production, the rolling First Opportunity to write future Derivative Productions shall automatically terminate.

b. If Artist has received sole directing credit on the Film or the most recent production based on the Film, whichever is later in time, and if Producer wishes to produce a Derivative Production, then Artist shall have a rolling First Opportunity to direct the Derivative Production, subject to approval of the financier, broadcaster (including streamers), or distributor, as applicable. If Artist does not direct a Derivative Production, the rolling First Opportunity to direct future Derivative Productions shall automatically terminate.

c. As used here, "First Opportunity" means that if the conditions in sub-paragraphs (a) and/or (b) above are met, Producer will notify Artist in writing that Producer would like to produce a Derivative Production. Producer will then negotiate exclusively with Artist for Artist's writing and/or directing services for such Derivative Production, as applicable. If Producer and Artist and not able to reach an agreement within 20 days thereafter, the First Opportunity shall end and Producer shall be permitted to engage another writer and/or director.

d. Sequel and Remake Royalties:

(1) Feature-Length Sequel Royalty Rate: [redacted]

(2) Feature-Length Remake Royalty Rate: [redacted]

(3) Miniseries Sequel and Remake Royalty: [redacted] per hour, not to exceed [redacted] in the aggregate.

(4) Pilots and First Series Royalty:

(a) Fixed Royalties:

Length of Episode	Royalty
1-30 minutes:	[redacted]
31-60 minutes:	[redacted]
61+ minutes:	[redacted]

The foregoing Royalties shall apply for TV broadcast network (ABC, CBS, NBC, Fox, CW) and any prime time premium pay cable pilot/series, and any series on Hulu, Apple, Netflix, and/or Amazon Prime. The foregoing Royalties shall be reduced by [redacted] if the episode(s) is (are) broadcast on either a non-network on non-primetime basis or any other channel not listed above.

(5) Generic Spinoff Series Royalties: [redacted] of paragraph d.(4) royalties.

(6) Planted Spinoff Series Royalties: [redacted] of paragraph d.(4) royalties.

(7) Reduction: Royalties contained in this paragraph 13d. shall be reduced by [redacted] if Artist shares "Written by" or "Screenplay by" credit pursuant to the WGA Credit Determination (as defined below).

e. Stage Rights: If Producer exploits the stage rights, Producer will pay or cause to be paid to Artist sums equal to [redacted] of the minimum amounts payable to an "Author" under the terms of the Minimum Basic Production Contract recommended by the Dramatists Guild of the Authors League of America, Inc., in effect upon the commencement of the dramatic performance and based on the theater (including its capacity) for which the initial exploitation of the stage rights is intended, unless Artist is the "Author" of the dramatic work.

14. Sizzle Reel: Artist has produced and owns a short sizzle reel based on the Concept (the "Sizzle"). It is agreed that use of this Sizzle by Artist shall be "frozen" unless the Rights revert to Artist. Accordingly, unless the Rights revert to Artist, Artist shall not use, distribute, exhibit, or otherwise exploit any or all of the Sizzle unless mutually agreed in writing by the parties. Producer is permitted to use the Sizzle in connection with the pitching and promotion of the Film, but if Producer desires to commercially exploit the Sizzle in any manner, the terms and conditions of such exploitation shall be negotiated in good faith between the parties prior to any such exploitation.

15. Insurance: If the Film is produced by Producer, its successors, licensees or assigns based on the Script, and Producer elects, in its discretion, to obtain general production liability insurance and/or errors & omissions insurance for the Film, Artist will be added as an additional insured to such policy(ies).

16. Name and Likeness: Artist hereby grant Producer the irrevocable right to use and license, and cause or permit others to use, Artist's name, approved likeness and/or photograph, and approved biography solely in connection with the Film, and any advertising, publicity, promotion or exploitation thereof; provided that without Artist's written consent such use shall not imply Artist's endorsement or connection with any goods or services other than the Film. Other than for merchandising directly related to the Film,

Producer shall not include Artist's name, voice or likeness in any merchandising or commercial tie-in without Artist's prior written consent.

17. Representations and Warranties: Artist represents, warrants and agrees as follows:

a. Artist will not assign, transfer, license, grant or otherwise encumber or dispose of, any of the Rights granted to Producer under this Agreement except to Producer as provided herein;

b. The Concept is original with Artist, and the Materials and Services hereunder shall be original with Artist, except for material, if any, that may be supplied for inclusion in the Script by Producer or material in the public domain;

c. Artist shall not reveal to third parties any confidential information relating to Producer, its related companies or productions which Artist may have knowledge of by virtue of, or arising out of, this Agreement except to Artist's professional representatives for purposes of counsel, as may be required by law, and as necessary for the purposes of carrying out the obligations hereunder; and

d. To the best of Artist's knowledge, the Concept and Script will not infringe upon, nor will the full use by Producer of any or all of the Rights acquired hereunder, infringe upon or violate in any way the copyright, common law or statutory right or any other rights of any person, firm or entity (including, without limitation, rights of privacy, rights of publicity, trademarks, or service marks) nor constitute defamation against any person or entity.

18. Artist's Indemnification: Artist agrees to indemnify, defend and hold harmless Producer and its subsidiaries, affiliates, licensees, successors and assigns, and the officers, directors, shareholders, employees, representatives and agents of each of the foregoing ("Indemnitees"), from and against any and all claims, liabilities, damages, losses, judgments, reasonable costs and reasonable expenses (including reasonable outside attorneys' fees and court costs, whether or not incurred in connection with litigation) sustained, suffered, paid or incurred by any Indemnitees, arising from or in connection with any breach of any warranty, undertaking, representation or agreement made by Artist under this Agreement.

19. Producer's Representations and Warranties: Producer hereby represents and warrants that it has the rights and powers necessary to enter into this Agreement and shall make all payments required to be made in accordance with this Agreement.

20. Producer's Indemnification: Producer agrees to indemnify, defend and hold harmless Artist from and against any and all claims, liabilities, damages, losses, judgments, reasonable costs and reasonable expenses (including reasonable outside attorneys' fees and court costs, whether or not incurred in connection with litigation) sustained, suffered, paid or incurred by Artist, to the extent arising from or in connection with (i) material supplied to Artist by Producer for incorporation or required by Producer to be added by Artist or material added by or at the direction of Producer the development, production, distribution and exploitation of the Film, and (ii) a breach of any warranty, undertaking, representation or agreement made by Producer under this Agreement; unless otherwise covered by Artist's Indemnification hereunder.

21. Federal Communications Act: Artist represents, warrants and agrees that in accordance with Section 507 of the Federal Communications Act, Artist has not and will not accept any consideration from anyone (other than Producer) for the inclusion of any matter in the Film.

22. Notices and Payments: All notices required to be given or which may be given hereunder must be in writing. All notices given and payments made hereunder will be sent by courier delivery, overnight mail or certified mail addressed as follows (subject to any change of address that a party may furnish):

To Producer: HKCorpLA, Inc.
937 Palms Blvd
Venice, CA 90291
Attn: Lorne Hiltser
e-mail: lorne@hkcorp.com

To Artist: Adam Rose
1220 S. Redondo blvd
Los Angeles, CA 90019
e-mail: adamrose.inc@gmail.com

with a copy to:

Chris Coggins
Heroes and Villains Entertainment
110 S Fairfax Avenue
Suite 250
Los Angeles CA 90036
Email: chris@hvemgmt.com

Jordan Berg
Creative Artists Agency
2000 Avenue of the Stars
Los Angeles, CA 90067
Email: jordan.berg@caa.com

Delivery will be deemed made three (3) business days after prepaid deposit in the mail, or one (1) business day if by courier, as the case may be. Notices may also be given by either party hereto by e-mail and will be deemed to have been delivered on the next business day after confirmed sending.

23. Assignment: Producer may assign this Agreement (and all of its rights and obligations hereunder) to any person, firm, corporation or entity without limitation or restriction; provided, however, that Producer shall remain secondarily liable thereunder unless said assignment is to an entity affiliated with, owned or controlled by or owning or controlling Producer, or which succeeds to substantially all of the assets of Producer, or to a major or so-called "mini-major" production or distribution company, or to a similarly financially responsible entity which assumes all of Producer's obligations hereunder in writing. Artist may not assign this Agreement (or any of their rights and obligations).

24. Unique Skills: Artist acknowledges that Artist's services and the results and proceeds thereof are of a unique, extraordinary, intellectual character, giving them special value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law and that a breach of this Agreement by Artist may cause Producer irreparable damage. Any remedies which Producer may have under this Agreement or otherwise at law or in equity will be cumulative.

25. Suspension and Termination: Artist's services and the accrual of compensation for such services hereunder will be automatically suspended during all periods:

a. that Artist is ill or incapacitated (whether mentally or physically), or otherwise fails or refuses to perform hereunder or Artist is otherwise in material breach or default hereof; or

b. that development and/or production of the Film is prevented or interrupted because of force majeure events, (e.g., any other labor dispute, strike, lock-out, fire, flood, earthquake, pandemic or other public health emergency, civil unrest, war, act of God, governmental action or proceeding, injunction, illness or disability of any director, Producer, cast member or other key personnel), or any other event beyond Producer's control.

If any matter referred to in (a), other than refusal to perform or material breach or default, shall exist during any writing periods hereunder for three (3) consecutive days or five (5) days in the aggregate or more, or if any matter referred to in (b) shall exist for four (4) weeks or more, or in the event of any refusal to perform or other breach or default on Artist's part, Producer may at any time thereafter terminate this Agreement and/or Artist's engagement hereunder in whole or in part without any further obligation to Artist by notifying Artist, in writing, of such termination. Any suspension or termination hereunder shall be in addition to all other rights or remedies available to Producer hereunder, at law or in equity. If Producer has exercised its suspension rights with respect to any matter set forth in (b) above, Producer may not suspend again for a continuation of the same event under (b). Notwithstanding anything to the contrary herein, provided that any failure of Artist hereunder is capable of being cured (other than a failure to timely deliver), Producer shall not terminate this Agreement for any such failure unless Producer has first given Artist notice of such failure and Artist has failed to cure same within three (3) business days after receipt of such notice.

All relevant provisions of this Agreement, including without limitation those provisions pertaining to the granting of Rights in favor of Producer by Artist, and all representations and warranties and applicable indemnification, insurance and credit obligations, will survive any termination or expiration of Artist's services or this Agreement.

26. Remedies; No Injunctive Relief: No breach of this Agreement (including, without limitation, a breach of the credit provisions hereof) by Producer or any third party shall entitle Artist to rescind or terminate this Agreement or any of the rights granted herein, or to injunctive or other equitable relief, which rights Artist hereby irrevocably waives. Artist's sole remedy (if any) in the event of such breach shall be in an action at law for damages, which Artist acknowledges is an adequate remedy.

27. Governing Laws, Disputes: Producer and Artist agree that this Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed entirely therein. Any disputes relating to this Agreement which cannot be resolved by the parties will be resolved exclusively in the state and/or federal courts in Los Angeles, California, to whose jurisdiction and venue the parties hereby irrevocably consent.

28. Severability: In the event that there is a conflict between any provision of this Agreement and any applicable law, the latter will prevail, and the provision or provisions of this Agreement affected will be modified or removed to the extent (and only to the extent) necessary to remove such conflict and permit compliance with such applicable law, and as so modified, this Agreement will continue in full force and effect.

29 Miscellaneous: This Agreement constitutes the entire understanding between Artist and Producer concerning the subject matter hereof, supersedes all prior discussions or agreements on the subject matter hereof between the parties, and shall not be amended or modified except by an instrument in writing signed by the parties. This Agreement may be executed by counterpart copies and/or by digital signatures, all of which shall constitute a legally enforceable agreement.

30. Travel: If Producer requires Artist to travel more than fifty (50) miles from Artist's principal place of residence in connection with the rendition of Artist's services hereunder, then Artist shall be provided with reasonable travel, accommodations and/or expenses .

31. Notice for Failure to Perform: No failure on the part of either party to perform any of its obligations hereunder shall be deemed a breach of this Agreement unless and until the breaching party fails to cure (if such breach is curable) such failure within five (5) business days after written notice by the non-breaching party to the breaching party of such failure to perform.

32. Premiere: Artist shall receive an invitation for Artist plus one (1) non-business related companion to attend the celebrity premiere of the Film controlled by Producer, if any.

33. DVD and Blu-ray: In the event Producer produces the Film, Artist has performed all material obligations, and DVDs or Blu-rays are commercially produced for the Film, then at Artist's written request to Producer, Producer shall provide five (5) DVD and/or Blu-ray copies of the Film, provided that such copies of the Film shall not be further copied and shall be used for Artist's private, personal use.

34. E&O and General Liability Insurance: Artist shall be covered as an additional insured under any errors and omissions insurance policy and any general liability insurance policy applicable to the Picture, subject to each such policy's terms, conditions and limitations.

If the foregoing correctly reflects our agreement, please so indicate by signing in the space provided below and returning the signed Agreement.

Sincerely,

HKCORP LA, INC.

By: Lorne Hiltser

Its: COO

AGREED TO AND ACCEPTED:

ADAM ROSE ENTERTAINMENT, INC.

By: DocuSigned by: Adam Rose 454D76259DA84BC...

Its: Influencer

INDUCEMENT

I, Adam Rose, have read the foregoing Agreement dated June 23, 2023 and agree to render all services, grant all rights necessary and observe all requirements to enable Adam Rose Entertainment, Inc. ("Lender") to comply with its obligations under said Agreement. If I fail to do so, HKCorpLA, Inc.

("Producer") shall have the same rights against me as it shall have against Lender, including the right to seek injunctive relief. If Lender shall cease to exist, I will be responsible for and will fulfill all of Lender's and my obligations hereunder as a party to this Agreement. I agree to indemnify Producer against all liabilities, actions, suits or other claims and from reasonable attorneys' fees and costs incurred by Producer by reason of my failure or the failure of Lender to comply fully with any of my or its obligations hereunder, and/or any breach of the representations or warranties as set forth in the Agreement. All notices to Lender shall be deemed notices to me with the same effect as if given to me. I certify that my services are rendered as an employee of Lender pursuant to a written agreement between me and Lender, that such written agreement will remain in place throughout the term of services under the Agreement with Producer, and I agree to look solely to Lender for payment of compensation for my services and the discharge of all other obligations of an employer.

DocuSigned by:
Adam Rose
454D76269DA04BC...
Adam Rose

Certificate of Authorship

HKCorp LA, Inc. ("Producer") has engaged Adam Rose Entertainment, Inc. ("Lender") f/s/o Adam Rose ("Artist"), in a Writer Agreement dated June 23, 2023 (the "Agreement"), to render writing services in connection with a theatrical film with the working title "CANCEL ME" (the "Film"). Pursuant to the Agreement, Artist has agreed:

1. Artist hereby certifies and agrees that all of the writing services provided by Artist to Producer pursuant to the Agreement, and the results and proceeds thereof, and including the concept for the script to be written by Artist, whether oral or written (collectively the "Materials") were rendered and created at Producer's request, as a work-made-for-hire for Producer, during the course of Artist's engagement by Producer. Producer shall be the sole author and owner of the Materials, and all rights of any kind therein (whether now known or hereafter invented) (the "Rights"), worldwide, in perpetuity, in all media (whether now known or hereafter invented). The Materials and Rights owned and granted to Producer shall include, without limitation, (i) all copyrights, trademarks and any and all other ownership and exploitation rights therein, including, but not limited to rights of production, reproduction, distribution, adaptation, performance, fixation, rental and lending rights, exhibition, broadcast and all other rights of communication to the public, and (ii) the right to use Artist's name, voice, approved photograph, approved likeness, and approved biographical materials in and in connection with the Materials, including, without limitation, merchandising and commercial tie-ins (but not in a way that creates product endorsements).

2. To the extent, if any, that the Materials and/or Rights are not recognized by any applicable law as a work-made-for-hire, Artist hereby irrevocably assign, transfers and conveys to Producer, without reservation, all of Artist's right, title and interest in such Materials and Rights, including, without limitation, all rights of copyright and copyright renewal in said Materials and Rights or any part thereof, worldwide, in perpetuity, in all media (whether now known or hereafter invented).

3. The Rights granted to Producer in the Materials include the right to edit, change, add to, take from, rearrange, vary, alter, modify, revise, translate, reformat, combine with other materials, and/or reprocess the Materials in any manner that Producer may in its sole discretion determine. To the fullest extent allowable under any applicable law, Artist hereby irrevocably waives or assigns to Producer Artist's so-called "moral rights" in the Materials and agrees not to institute, support, maintain or authorize any action or proceeding against any party on the ground that any audiovisual or other version of the Materials or any portion thereof constitutes any infringement of or otherwise violates Artist's "moral rights" or is in any way a defamation or mutilation of the Materials or any portion thereof or contains unauthorized variations, alterations, modifications, changes or translations therein. If under any applicable law the above waiver or assignment to Producer by Artist of "moral rights" or "droit moral" is not effective, then Artist agrees to exercise such rights in a manner which recognizes the contribution of Producer to the Materials and will not have a material adverse effect upon Producer.

4. Artist's sole remedy for any breach by Producer of any obligations under the Agreement shall be an action at law to recover monetary damages, which Artist hereby acknowledges will be a sufficient and adequate remedy. In no event shall Artist be entitled to seek or obtain injunctive or other equitable relief as a result of a breach of Producer's obligations under this Agreement, any rights to which Artist hereby irrevocably waives.

5. The Agreement and this Certificate shall be governed by the laws of the State of California. In the event of a dispute involving the Agreement cannot be otherwise resolved, exclusive jurisdiction therefor shall lie with the state and/or federal courts located in Los Angeles, CA.

6. This Certificate may be executed by original, facsimile or electronic (i.e., .pdf) signatures, and shall be binding in the same manner as though an original signed copy had been delivered.

AGREED AND ACCEPTED:

DocuSigned by:
Adam Rose
454D76259DA04BC...
Adam Rose

Date of Execution: 11/28/2023